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                                                                    Exhibit 10.3

                          FORM OF FORMATION AGREEMENT

                                  BY AND AMONG

                         AMERICAN GREETINGS CORPORATION,

                              AGC INVESTMENTS, INC.

                                       AND

                           AMERICANGREETINGS.COM, INC.

                                      DATED

                                __________, 1999

                           TABLE OF CONTENTS


SEPARATION AGREEMENT..............................................................................................1
   RECITALS.......................................................................................................1

ARTICLE I. CONTRIBUTIONS..........................................................................................2

   SECTION 1.01 AG CONTRIBUTION; AG.COM BUSINESS ASSETS...........................................................2
   SECTION 1.02 ASSIGNMENT AND ASSUMPTION OF LIABILITIES..........................................................5
   SECTION 1.03 TRANSFERS NOT EFFECTED ON OR PRIOR TO THE CLOSING DATE............................................7
   SECTION 1.04 NO REPRESENTATIONS OR WARRANTIES; CONSENTS........................................................8
   SECTION 1.05 TERMINATION OF AGREEMENTS.........................................................................9
   SECTION 1.06 EXECUTION OF ANCILLARY AGREEMENTS.................................................................9

ARTICLE II. THE CLOSING..........................................................................................10

   SECTION 2.01 THE CLOSING......................................................................................10
   SECTION 2.02 TRANSACTIONS TO BE EFFECTED AT THE CLOSING.......................................................10
   SECTION 2.03 UPDATING OF SCHEDULES............................................................................10

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF AG AND AGCINV.....................................................11

   SECTION 3.01 ORGANIZATION, STANDING AND POWER.................................................................11
   SECTION 3.02 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY................................................11
   SECTION 3.03 NO CONFLICTS WITH CHARTER DOCUMENTS AND JUDGMENTS................................................11
   SECTION 3.04 PURCHASE FOR INVESTMENT..........................................................................11

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF AG.COM.............................................................12

   SECTION 4.01 ORGANIZATION, STANDING AND POWER.................................................................12
   SECTION 4.02 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY................................................12
   SECTION 4.03 NO CONFLICTS WITH CHARTER DOCUMENTS AND JUDGMENTS................................................12
   SECTION 4.04 SHARES...........................................................................................12

ARTICLE V. SEPARATION AND INITIAL PUBLIC OFFERING................................................................13

   SECTION 5.01 CONDUCT OF AG.COM BUSINESS PENDING SEPARATION AND CONDITIONS PRECEDENT TO THE SEPARATION.........13
   SECTION 5.02 INITIAL PUBLIC OFFERING..........................................................................14
   SECTION 5.03 REASONABLE BEST EFFORTS..........................................................................15
   SECTION 5.04 EXPENSES; TRANSFER TAXES AND OTHER COSTS FOR SEPARATION..........................................15
   SECTION 5.05 POST-CLOSING COOPERATION.........................................................................15
   SECTION 5.06 FUTURE CONDUCT...................................................................................16
   SECTION 5.07 LABOR AND EMPLOYEE BENEFIT ISSUES................................................................17
   SECTION 5.08 INSURANCE PROGRAMS AND CLAIMS ADMINISTRATION.....................................................19

ARTICLE VI. INDEMNIFICATION......................................................................................21

   SECTION 6.01 RELEASE OF CLAIMS................................................................................21
   SECTION 6.02 INDEMNIFICATION BY AG.COM........................................................................23
   SECTION 6.03 INDEMNIFICATION BY AG............................................................................23
   SECTION 6.04 NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS.........................................................24
   SECTION 6.05 INSURANCE PROCEEDS...............................................................................25
   SECTION 6.06 CONTRIBUTION.....................................................................................25
   SECTION 6.07 SUBROGATION......................................................................................26
   SECTION 6.08 NO THIRD-PARTY BENEFICIARIES.....................................................................26
   SECTION 6.09 REMEDIES CUMULATIVE..............................................................................26
   SECTION 6.10 SURVIVAL OF INDEMNITIES..........................................................................26
   SECTION 6.11 AFTER-TAX INDEMNIFICATION PAYMENTS...............................................................26

ARTICLE VII. DEFINITIONS.........................................................................................27

   SECTION 7.01 DEFINED TERMS....................................................................................27
   SECTION 7.02 USE OF "PRIMARILY"...............................................................................33



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
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
ARTICLE VIII. GENERAL PROVISIONS.................................................................................33

   SECTION 8.01 ASSIGNMENT.......................................................................................33
   SECTION 8.02 NO THIRD-PARTY BENEFICIARIES.....................................................................33
   SECTION 8.03 NOTICES..........................................................................................33
   SECTION 8.04 INTERPRETATION; EXHIBITS AND SCHEDULES...........................................................34
   SECTION 8.05 COUNTERPARTS.....................................................................................34
   SECTION 8.06 ENTIRE AGREEMENT.................................................................................34
   SECTION 8.07 SEVERABILITY.....................................................................................35
   SECTION 8.08 AMENDMENTS AND WAIVERS...........................................................................35
   SECTION 8.09 DISPUTE RESOLUTION...............................................................................35
   SECTION 8.10 GOVERNING LAW....................................................................................37
   SECTION 8.11 ASSURANCES OF CERTAIN ACTIONS....................................................................37
   SECTION 8.12 TERMINATION......................................................................................37

EXHIBITS
--------

EXHIBIT A                Form of Articles of Incorporation and Bylaws of AG.com
EXHIBIT B                Form of Equity Incentive Compensation Plans
EXHIBIT C                Form of Cross License Agreement
EXHIBIT D                Form of Web Services Agreement
EXHIBIT E                Form of Administrative Services Agreement
EXHIBIT F                Form of Registration Rights Agreement
EXHIBIT G                Form of Tax and Indemnification Agreement



SCHEDULES
---------

(p2)     1.01(b)(i)      Tangible Personal Property
(p2)     1.01(b)(ii)     Inventory
(p3)     1.01(b)(iii)    Receivables
(p2)     1.01(b)(vi)     AG Group Contracts
(p2)     1.01(b)(vii)    Claims Related to the AG.com Business
(p3)     1.01(b)(viii)   Sales-Related Materials
(p4)     1.01(b)(ix)     Permits
(p4)     1.01(b)(xi)     Intellectual Property
(p4)     1.01(c)(i)      Excluded Assets
(p5)     1.02(a)(iv)     Liabilities
(p6)     1.02(b)(i)      Actions
(p7)     1.03(b)         Joint Contracts
(p8)     1.04(a)         Liens
(p9)     1.05(b)         Surviving Agreements
(p17)    5.07(a)         Employees


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                               FORMATION AGREEMENT

         FORMATION AGREEMENT (this "Agreement") dated as of ________, 1999, between American Greetings Corporation, an Ohio corporation ("AG"), AGC Investments, Inc., a wholly owned Subsidiary of AG and a Delaware corporation ("AGCINV") and AmericanGreetings.com, Inc., a Delaware corporation ("AG.com").

                                    RECITALS

         WHEREAS, the Board of Directors of AG has determined that it is in the best interests of AG and its shareholders to separate the AG.com Business from AG's other operations.

         WHEREAS, in furtherance of the foregoing, it is appropriate and desirable to separate and transfer the AG.com Business Assets to AG.com and to cause AG.com to assume the Assumed AG.com Liabilities, all as more fully described in this Agreement and the Ancillary Agreements;

         WHEREAS, prior to the execution and delivery of this Agreement, AGCINV had formed AG.com and now owns all of the 1000 Shares of Common Stock, par value $.001 per share, of AG.com, which has two wholly owned subsidiaries, AGCM, Inc. ("AG.com OpCo"), an Ohio corporation and AG.com, Inc., a Delaware corporation ("AG.com Properties");

         WHEREAS, in exchange for ____________________ shares of Class B Common Stock of AG.com, AGCINV intends to contribute in a tax-free transaction to AG.com certain property and assets (that were contributed to AGCINV from the AG Group pursuant to a tax-free transaction), and AG and AGCINV (including, without limitation, on behalf of and in favor of AG's Affiliates) shall cross-license with AG.com and AG.com Properties certain Intellectual Property rights related to the AG.com Business, and AG and AGINV will endeavor to have certain employees transfer to AG.com;

         WHEREAS, subsequent to the Separation and the other transactions effected by this Agreement, AG.com intends to undertake a number of transactions involving the issuance of shares of Class A Common Stock, including, without limitation, in connection with an offering to the public registered with the Commission (the "Initial Public Offering") and the establishment of incentive compensation plans for the benefit of employees of AG.com;

         WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and the Initial Public Offering and certain other agreements that will govern certain matters relating to the Separation and the Initial Public Offering and the relationship of AG and AG.com and their respective Subsidiaries following the Initial Public Offering; and

         WHEREAS, all defined terms, unless the context otherwise requires, shall be given the meanings set forth in Article VII;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof applicable to each of them, hereby agree as follows:

                                   ARTICLE I.
                                  CONTRIBUTIONS

SECTION 1.01 AG CONTRIBUTION; AG.COM BUSINESS ASSETS.

         (a) On the terms and subject to the conditions of this Agreement, in exchange for (i) the issuance and delivery on the Closing Date of _____________________ shares of Class B Common Stock (the "Shares") to AGCINV, and (ii) the assumption on the Closing Date by AG.com and its Subsidiaries of the Assumed AG.com Liabilities, AG shall or shall cause one or more of AG's Subsidiaries and Affiliates (together, other than AG.com, AG.com OpCo and AG.com Properties, with AG, being herein referred to as the "AG Group") to sell, assign, transfer, convey and deliver to AGCINV all the right, title and interest of the AG Group in, to and under the AG.com Business Assets, and AGCINV shall sell, assign, transfer, convey and deliver, to AG.com, effective as of the Closing Date, all the right, title and interest of the AG Group and AGCINV in, to and under the AG.com Business Assets and AG shall, on the Closing Date, contribute its position regarding the intercompany debt in existence at Closing otherwise owed by AG.com to AG (the "Intercompany Debt") to AGCINV and AGCINV shall contribute Fifty Million Dollars ($50,000,000) in immediately available funds to AG.com. The contribution and acquisition of the AG.com Business Assets and the assumption of the Assumed AG.com Liabilities shall constitute the "Separation".

         (b) The term "AG.com Business Assets" means all rights, title and interest in the business, properties, assets, goodwill and rights of the AG Group, of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by the AG Group consisting of the following:

         (i) All computers, machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property primarily used or held for use by the AG Group in the conduct of the AG.com Business, consisting of that listed on SCHEDULE 1.01(B)(I);

         (ii) all inventory owned, used or held by AG or any member of the AG Group and related primarily to the AG.com Business, consisting of that listed on SCHEDULE 1.01(B)(II);

         (iii) all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising primarily from the conduct of the AG.com Business before or through the Closing Date, whether or not


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                  in the ordinary course, together with any unpaid financing charges accrued thereon, consisting of all such receivables listed on SCHEDULE 1.01(B)(III);

         (iv) subject to the terms of the Cross License Agreement and the Tax and Indemnification Agreement, all books of account, general, financial and tax records, invoices, shipping records, supplier lists, correspondence and other documents, records and files primarily relating to the AG.com Business, and all personnel records of persons employed by the AG Group that become employees of AG.com as of the Closing Date or thereafter;

         (v) the goodwill of AG primarily relating to the AG.com Business;

         (vi) all of the contracts and agreements (collectively, the "AG.com Contracts") to which any member of the AG Group is a party or by which any member of the AG Group or of their respective assets is bound, whether or not in writing, consisting of:

                           (a) all contracts or agreements listed or described
                  on SCHEDULE 1.01(B)(VI);

                           (b) any other contract or agreement that relates
                  exclusively to the AG.com Business;

                           (c) any guarantee, indemnity, representation,
                  warranty or other Liability of any member of the AG Group in respect of any contract specified in this Section 1.01(b)(vi); and

                           (d) any contract or agreement that is otherwise
                  expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to AG.com,

but excluding any such contract or agreement that is contemplated to be retained by any member of the AG Group pursuant to any provision of this Agreement or any Ancillary Agreement;

         (vii) all claims, causes of action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit of the AG Group which relate primarily to the AG.com Business and which do not relate to the Excluded Liabilities, including, without limitation, the Actions listed on SCHEDULE 1.01(B)(VII);

         (viii) subject to the terms of the Cross License Agreement, all sales and promotional literature, lists of customer names and information relating to each customer, and other sales-related materials owned, used, associated with or employed by any member of the AG Group relating primarily to the AG.com Business as listed on SCHEDULE 1.01(b)(VIII);

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         (ix) all municipal, state and federal franchises, permits, licenses, agreements, waivers, exemptions, approvals, authorizations, domain names, and telephone and modem numbers held or used by any member of the AG Group related primarily to the AG.com Business, to the extent transferable, consisting of the permits, domain names, names, and telephone and modem numbers listed on SCHEDULE 1.01(b)(IX);

         (x) to the extent specified in Section 5.07, the relationships and agreements with respect to the AG.com Employees listed on SCHEDULE 5.07(a);

         (xi) all registered and issued Intellectual Property primarily used in the AG.com Business consisting of that listed on SCHEDULE 1.01(b)(XI);

         (xii) excluding Intellectual Property covered by license from AGCINV or another AG Group member to AG.com under the Cross License Agreement, all other Intellectual Property Rights used primarily in the AG.com Business, including, without limitation, patent applications identified to AG.com; and

(xiii) any assets (including, without limitation, prepaid expenses) reflected in the AG.com Balance Sheet as "Assets" of AG.com, subject to any dispositions of such assets subsequent to the date of AG.com Balance Sheet. The term "AG.com Business Assets" shall also include, subject to the other terms of this Agreement, any and all other assets, rights and claims of every kind and nature held immediately prior to the Closing Date by a member of the AG Group and used primarily in the AG.com Business. The intention of the immediately prior sentence is only to rectify any inadvertent omission from a Schedule or transfer or conveyance of any asset, right or claim that, had the parties hereto given specific consideration to such asset, right or claim as of the date hereof, would have otherwise been classified as a AG.com Business Asset. In furtherance of the foregoing, AG and AG.com shall confer from time to time prior to the Closing Date to supplement or update the Schedules to this Agreement. In addition, AG shall be entitled to review work papers and asset ledgers used to prepare the AG.com Balance Sheet to identify assets included in the AG.com Business Assets. Moreover, no asset, right or claim shall be deemed an AG.com Business Asset solely as a result of this paragraph if such asset, right or claim is expressly excluded as an asset being transferred by an Ancillary Agreement. In addition, no asset, right or claim shall be deemed an AG.com Business Asset solely as a result of this paragraph unless AG.com requests assistance in transferring an asset on or prior to twelve (12) months after the Closing Date. Notwithstanding the use of the term "primarily" in connection with a listed item comprising the AG.com Business Assets, if an asset is listed on a Schedule referenced in Section 1.01(b), it shall be considered an AG.com Business Asset, even if not used "primarily" in the AG.com Business. In addition, notwithstanding the foregoing, the AG.com Business Assets shall not in any event include the Excluded Assets referred to in Section 1.01(c) below.

(c) For the purposes of this Agreement, "Excluded Assets" shall mean: (i) the assets, rights and claims listed or described on SCHEDULE 1.01(C)(I), (ii) any and all assets of the AG Benefit Plans and (iii) any and all assets, rights and claims that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Exhibits and Schedules hereto or thereto) as assets, rights or claims to be retained by AG.


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

SECTION 1.02  ASSIGNMENT AND ASSUMPTION OF LIABILITIES.

         (a) Except as set forth in one or more of the Ancillary Agreements or in this Agreement, from and after the Closing Date, AG.com hereby assumes and agrees faithfully to pay, perform and fulfill all obligations under the following in accordance with their respective terms (the "Assumed AG.com Liabilities"):

                           (i) any and all Liabilities that are expressly
                  contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by AG.com, and all agreements, obligations and Liabilities of AG.com under this Agreement or any of the Ancillary Agreements;

                           (ii) all Liabilities, primarily relating to, arising
                  out of or resulting from:

                                    (A) the operation of the AG.com Business, as
                           conducted at any time prior to, on or after the Closing Date, including, without limitation, (i) any Liability that is not an Excluded Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority); (ii) those employee-related Liabilities relating to any past or present employee of AG.com or any past or present employee of AG who was engaged primarily in the AG.com Business prior to the Separation which are specifically assumed by AG.com pursuant to the provisions of Section 5.07; and (iii) any Liability that is not an Excluded Liability related to service, warranty, support and product liability in connection with the AG.com Business, including products and technologies;

                                    (B) the operation of any business conducted
                           by AG.com or any of its subsidiaries at any time after the Closing Date including, without limitation, any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative of AG.com or its Subsidiaries (whether or not such act or failure to act is or was within such Person's authority); and

                                    (C) any AG.com Business Assets (including
                           without limitation any liability under the AG.com Contracts and any guarantee, indemnity, representation, warranty or other Liability of any member of the AG Group in respect of any contract specified in this Section 1.02(a)(ii)(C));

                           (iii) all Liabilities reflected as "Liabilities" or
                  obligations of AG.com in the AG.com Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of AG.com Balance Sheet; and

                           (iv) all Liabilities listed on SCHEDULE 1.02(a)(IV).

         (b) Notwithstanding the foregoing, the Assumed AG.com Liabilities shall not in any event include the Excluded Liabilities referred to in this Section 1.02(b). For purposes of this Agreement, "Excluded Liabilities" shall mean:


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

         (i) any Liability of AG arising out of any Action pending or, to the knowledge of AG, threatened as of the Closing Date including, without limitation, Actions that are listed on SCHEDULE 1.02 (b)(I) and any Liability arising out of or related in any way to the business known as CreataCard kiosk business;

         (ii) any Liability for Taxes, whether or not accrued, assessed or currently due and payable, (A) of the AG Group or (B) relating to the operation or ownership of the AG.com Business or the AG.com Business Assets for any Tax period (or portion thereof) ending on or prior to the Closing Date (for purposes of this clause (ii), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the AG.com Business Assets for a Tax period that includes (but does not end on) the Closing Date shall be apportioned between the AG Group and AG.com and AG.com's Subsidiaries based upon the number of days of such period included in the Tax period prior to the Closing Date and the number of days of such Tax period after the Closing Date hereof (which period shall include the Closing Date);

         (iii) any Liability of AG or any of its Subsidiaries arising under any AG Benefit Plan relating to periods prior to, on or after, the Closing Date, including, without limitation, any liability under ERISA, but excluding any Liability provided in Section 5.07 to be assumed by AG.com;

         (iv) any Liability of AG that relates to, or that arises out of, the termination of the employment with the AG Group prior to the Closing Date of any employee or former employee of the AG.com Business (including as a result of the transactions contemplated by this Agreement) except as specifically stated in
Section 5.07;

         (v) all Liabilities relating to pollution, contamination or harm of any land or the environment attributable to, caused by or otherwise involving any business of the AG Group; and

         (vi) any Liability of AG that does not relate primarily to the AG.com Business (including, without limitation, all Liabilities relating to any Employee that does not become an AG.com Employee and all Liabilities involving any business of the AG Group after the Closing Date), but excluding any Liability as may be otherwise expressly contemplated by this Agreement or any Ancillary Agreement to be assumed by AG.com.

         (c) On and after the Closing Date, AG.com and its Subsidiaries shall be responsible for all Assumed AG.com Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Closing Date, regardless of where or against whom such Liabilities are asserted or determined (including any Assumed AG.com Liabilities arising out of claims made by AG's or AG.com's respective directors, officers, employees, agents or Affiliates) (and, except to the extent arising from an Excluded Liability) regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by AG or AG.com or any of their respective directors, officers, employees, agents or Affiliates.

         On and after the Closing Date, the AG Group shall be responsible for all Excluded Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Closing Date, regardless of where or against whom such Liabilities are asserted or determined (including any Excluded Liabilities arising out of claims made by AG's or AG.com's respective directors, officers, employee, agents or Affiliates) (and, except to the extent arising from an Assumed AG.com Liability) regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by AG or AG.com or any of their respective directors, officers, employees, agents or Affiliates.

SECTION 1.03 TRANSFERS NOT EFFECTED ON OR PRIOR TO THE CLOSING DATE.

         (a) To the extent any transfers contemplated by this Article I shall not have been fully effected on or prior to the Closing Date, AG and AG.com shall cooperate to effect such transfers as promptly as possible following the Closing Date. Nothing herein shall be deemed to require the transfer of any assets or the assignment or assumption of any Liabilities that by their terms or by operation of law cannot be so transferred, assigned or assumed; provided, however, that any such asset shall be deemed a AG.com Business Asset for purposes of determining whether any Liability is an Assumed AG.com Liability; and provided, further, that AG and AG.com and their respective Affiliates, excepting natural Persons, shall in accordance with Sections 5.04, 5.05 and 5.06 cooperate in seeking to obtain any necessary Consents for the transfer of all AG.com Business Assets and the assignment or assumption of all Liabilities as contemplated by this Article I. In the event that any transfer of AG.com Business Assets or assignment or assumption of Liabilities contemplated by this
Article I has not been consummated effective as of the Closing Date, (i) the party retaining such assets shall thereafter hold such assets in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto); and (ii) the party retaining such Liabilities shall thereafter hold such Liabilities for the account of the party assuming such Liability or to whom such Liability is to be assigned pursuant hereto, and in each such case shall take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred, or such Liability been assigned or assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, assignable or assumable, as the case may be, such transfer, assignment or assumption, as the case may be, shall be effected forthwith.

         (b) Notwithstanding anything in this Agreement to the contrary, AG and AG.com acknowledge that there are contracts between members of the AG Group and third parties that relate to both the AG.com Business and AG's business subsequent to the Separation ("Joint Contracts") including, without limitation, the Joint Contracts listed on SCHEDULE 1.03(b). AG and AG.com agree to use reasonable efforts before and after the Closing Date hereof, to attempt to modify each Joint Contract (including, if necessary or appropriate, the cancellation of a Joint Contract and the creation of a new contract or contracts) so that (i) AG.com and AG.com's Subsidiaries retain or are granted such rights thereunder as may be necessary for AG.com and AG.com's Subsidiaries to operate the AG.com Business, and (ii) AG and the AG Group retain or are granted such rights thereunder as may be necessary for the AG Group to operate its business subsequent to the Closing Date. The parties agree to negotiate in good faith any necessary or appropriate modifications of such Joint Contracts, but AG.com and its Subsidiaries, subject to the provision of Section 5.04, shall be responsible for the fees or other payments that may be payable by each party to any Person other than a member of the AG Group as a result of any such modifications and the release (or partial release) of a party under any continuing Joint Contract retained by the other party. On the later of the Closing Date or the effective date of a


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

modified Joint Contract or any new contract entered into pursuant to this
Section 1.03(b), such Joint Contract as modified or any new contract, as applicable, shall, without further act, be deemed for all purposes between AG and AG.com to have been assigned to AG.com.

SECTION 1.04 NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

         (a) Except as provided in this Agreement, each of the parties hereto understands and agrees that no party hereto is, in this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party, or as to the legal sufficiency to convey title to an asset transferred pursuant to this Agreement or any Ancillary Agreement, including, without limitation, any conveyancing or assumption instruments. It is also agreed and understood that there are no warranties whatsoever, express or implied, given by either party to this Agreement, as to the condition, quality, merchantability or fitness of any of the assets, businesses or other rights transferred or retained by the parties, as the case may be, and all such assets, businesses and other rights shall be "as is, where is" and "with all faults", (provided that the absence of warranties given by the parties shall not negate the allocation of Liabilities under this Agreement and shall have no effect on any manufacturers, sellers, or other third party warranties that are intended to be transferred with such assets), and AG.com shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in it good and marketable title, free and clear of any security interest, pledge, lien, charge, claim, option, right to acquire, covenant, condition, restriction on transfer or other encumbrance of any nature whatsoever ("Lien"). Notwithstanding the absence of a representation as to the legal sufficiency of any title, AG and the other members of the AG Group shall use reasonable efforts to obtain, prior to or on the Closing Date, releases of all Liens on any of the AG.com Business Assets that (i) are listed on SCHEDULE 1.04(a), (ii) were incurred primarily for the benefit of a business other than the AG.com Business, or (iii) relate to any Excluded Liability. AG and AG.com shall confer from time to time prior to the Closing Date to supplement or update Schedule 1.04(a) to include Liens not listed but which should be included because the Lien was incurred primarily for the benefit of a business other than the AG.com Business and did not benefit the AG.com Business or because the Lien relates to an Excluded Liability. Further, notwithstanding the absence of a representation as to conveyancing instruments, such absence shall not diminish in any way AG's cooperation and further assurance obligations in this Agreement.

         (b) Each party hereto understands and agrees that no party hereto is, in this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, representing or warranting in any way that the obtaining of any Consents, the execution and delivery of any amendatory agreements and the taking of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all Applicable Laws or other instruments or agreements relating to such assets. Notwithstanding the foregoing and except as provided in any Ancillary Agreement, the parties shall use their good faith efforts to obtain all Consents (including such Consents as may be required by any Governmental Authority), to enter into all reasonable amendatory agreements and to make all filings and applications contemplated by this Agreement, and, subject to the provisions of Section 5.04(b), shall take all such further actions as shall be deemed reasonably necessary to preserve for each of the AG Group, on the one hand, and AG.com and AG.com's

Subsidiaries, on the other hand, to the greatest extent reasonably feasible, consistent with this Agreement, the economic and operational benefits of the allocation of assets and Liabilities provided for in this Agreement. In case at any time after the Separation any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action; provided that, subject to the provisions of Section 5.04, any out-of-pocket financial cost shall be borne by the party receiving the benefit of the action.

SECTION 1.05 TERMINATION OF AGREEMENTS.

         (a) Except as set forth in Section 1.05(b), in furtherance of the releases and other provisions of Section 6.01 hereof, AG.com and AG.com's Subsidiaries, on the one hand, and the AG Group, on the other hand, hereby terminate, effective as of the Closing Date, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between AG.com and AG.com's Subsidiaries and the AG Group (including without limitation those that might be deemed to arise because the contribution of the AG.com Business Assets may somehow be deemed to include a contribution of an obligation owing to the division of AG holding the AG.com Business Assets from some member of the AG Group). No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing Date. Each party shall, at the reasonable request of the other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

         (b) The provisions of Section 1.05(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement), (ii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto or their respective Affiliates is a party, and (iii) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Closing Date including, without limitation, those listed or described on SCHEDULE 1.05(b).

SECTION 1.06 EXECUTION OF ANCILLARY AGREEMENTS. At the Closing, AG, AGCINV and AG.com shall execute and deliver, or cause to be executed and delivered:

(a)      the Cross License Agreement;

(b)      the Web Services Agreement;

(c)      the Administrative Services Agreement;

(d)      the Registration Rights Agreement; and

(e)      the Tax and Indemnification Agreement.

                                  ARTICLE II.

                                  THE CLOSING

SECTION 2.01 THE CLOSING. The closing of the Separation and the execution of the Ancillary Agreements (the "Closing") shall occur on a date mutually determined by AG and AG.com as the date on which the Separation shall be effected, which is currently contemplated to occur on or about _______________ (the "Closing Date") and shall take place at the offices of Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114.

SECTION 2.02 TRANSACTIONS TO BE EFFECTED AT THE CLOSING. At the Closing:

         (a) AG, AGCINV and AG.com shall take all actions so that the articles and by-laws of AG.com are in the form of EXHIBIT A, the Board of Directors of AG.com shall consist of the persons indicated as members of AG.com's Board of Directors in the Registration Statement, and AG.com shall have adopted certain equity incentive compensation plans in the form of EXHIBIT B.

         (b) AG and/or AGCINV shall deliver and/or cause members of the AG Group to deliver to AG.com (i) Fifty Million Dollars ($US 50,000,000) in immediately available funds (ii) appropriately executed copies of each Ancillary Agreement to which each is specified to be a party, (iii) such appropriately executed bills of sale, assignments and other instruments of transfer relating to the AG.com Business Assets in form and substance reasonably satisfactory to AG.com, including without limitation, assignments of Intellectual Property in recordable forms and Registrant Name Change Agreements in form acceptable to Network Solutions, Inc., (iv) such other documents as AG.com has reasonably requested to demonstrate compliance with the terms and provisions of this Agreement, and (v) all tangible forms of the AG.com Business Assets; and

         (c) AG.com shall, and/or shall cause its Subsidiaries, to deliver to AG
(i) certificates representing the Shares registered in the name of AGCINV, (ii) appropriately executed copies of this Agreement and each Ancillary Agreement to which each is specified to be a party, (iii) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed AG.com Liabilities in form and substance reasonably satisfactory to AG and (iv) such other documents as AG has reasonably requested to demonstrate compliance with the terms and provisions of this Agreement.

SECTION 2.02 UPDATING OF SCHEDULES. The parties shall confer from time to time prior to the Closing Date to supplement and update the Schedules to this Agreement. Unless waived by each of the parties hereto, there shall be a condition to Closing that the Schedules be in such form and substance (including as supplemented or updated) to the mutual satisfaction of the parties.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF AG AND AGCINV

         AG and AGCINV hereby represents and warrants to AG.com, as of the date of this Agreement and as of the Closing Date, as follows:

SECTION 3.01 ORGANIZATION, STANDING AND POWER. It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

SECTION 3.02 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. It has full power and authority to execute this Agreement and, at the Closing, the Ancillary Agreements to which it is a party. It has full power and authority to consummate the Separation and the other transactions contemplated hereby and thereby. The execution and delivery by it of this Agreement and, at the Closing, the Ancillary Agreements to which it is a party and the consummation of the Separation and the other transactions contemplated hereby and thereby have been, and at the Closing will have been, duly authorized by all necessary corporate action. It has duly executed and delivered this Agreement and, at the Closing will have executed and delivered each Ancillary Agreement to which it is a party, and this Agreement, and, at the Closing, each Ancillary Agreement to which it is a party, constitutes and will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

SECTION 3.03 NO CONFLICTS WITH CHARTER DOCUMENTS AND JUDGMENTS. The execution and delivery by it of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Separation and the other transactions contemplated hereby and thereby and compliance by it with the terms hereof and thereof do not, and shall not at the Closing, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of it or a member of the AG Group (including, without limitation, the AG.com Business Assets) under, any provision of (i) the articles of incorporation or bylaws of it or any member of the AG Group or (ii) any judgment, order or decree of any Governmental Authority ("Judgment") applicable to AG or any member of the AG Group or their respective properties or assets.

SECTION 3.04 PURCHASE FOR INVESTMENT. AGCINV is purchasing the Shares for investment and not with a view to any public resale or other distribution thereof except in accordance with the Securities Act of 1933. AGCINV acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF AG.COM

         AG.com hereby represents and warrants to AG, as of the date of this Agreement and as of the Closing Date, as follows:

SECTION 4.01 ORGANIZATION, STANDING AND POWER. AG.com is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

SECTION 4.02 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. AG.com has full power and authority to execute this Agreement and, at the Closing, the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by AG.com of this Agreement and, at the Closing, by AG.com or any of its Subsidiaries of the Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been, and at the Closing will have been, duly authorized by all necessary corporation action. AG.com has duly executed and delivered this Agreement and, at the Closing, AG.com and each of AG.com's Subsidiaries will have executed and delivered each Ancillary Agreement to which it is a party, and this Agreement and each Ancillary Agreement to which it is a party constitutes and will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

SECTION 4.03 NO CONFLICTS WITH CHARTER DOCUMENTS AND JUDGMENTS. The execution and delivery by AG.com of this Agreement, and at the Closing by AG.com and each of AG.com's Subsidiaries of each Ancillary Agreement to which it is a party and the consummation of the other transactions contemplated hereby and thereby and compliance by AG.com and AG.com's Subsidiaries with the terms hereof and thereof do not, and shall not at the Closing, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of AG.com or any of its Subsidiaries under, any provision of (i) the articles of incorporation or bylaws of AG.com or any of its Subsidiaries or (ii) any Judgment applicable to AG.com or its properties or assets.

SECTION 4.04 SHARES. At the Closing, the Shares shall have been duly authorized and shall be validly issued, fully paid and non-assessable shares of the Class B Common Stock, registered in the name of AGCINV and subject to no Liens in favor of any Person except as may arise from actions taken solely by the AG Group to impose such Liens.

                                   ARTICLE V.
                     SEPARATION AND INITIAL PUBLIC OFFERING

SECTION 5.01 CONDUCT OF AG.COM BUSINESS PENDING SEPARATION AND CONDITIONS PRECEDENT TO THE SEPARATION. Prior to the Separation, the AG.com Business shall be operated by AG and members of the AG Group and AG.com and its Subsidiaries for the sole benefit of AG. AG's Board of Directors shall, in its discretion, establish any appropriate procedures in connection with the Separation. In no event shall the Separation occur unless the following conditions shall, unless waived by AG in the exercise of its sole discretion, have been satisfied:

         (a) All necessary regulatory approvals and Consents shall have been received;

         (b) The Registration Statement shall have been filed with the Commission, and there shall be no indication, as the AG Board of Directors has determined in the exercise of its sole discretion, that the Commission shall not permit the Registration Statement to become effective or that there shall be any stop-order imposed with respect thereto;

         (c) AG's and AGCINV's Boards of Directors shall have formally approved the Separation, this Agreement and the Ancillary Agreements and shall not have abandoned, deferred or modified the Separation at any time prior to the Closing Date;

         (d) AG.com's Board of Directors shall have formally approved the Separation, this Agreement, the Ancillary Agreements, the Initial Public Offering, and all transactions contemplated hereby and thereby;

         (e) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or other Governmental Authority and no statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect preventing the consummation of the Separation or the Initial Public Offering or any of the other transactions contemplated by this Agreement or any Ancillary Agreement;

         (f) AG shall be satisfied in its sole discretion that it will own more than 80% of the voting power of the outstanding Common Stock following the Initial Public Offering on a fully diluted basis, after giving effect to the issuance of any shares of restricted stock or employee stock options to any employees and consultants of AG.com; and

         (g) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Separation and the Initial Public Offering in order to assure the successful completion of the Separation and the Initial Public Offering and the other transactions contemplated by this Agreement shall have been taken;

provided, that the satisfaction of such conditions shall not create any obligation on the part of AG to effect the Separation or in any way limit AG's power of termination set forth in Section 8.11 or alter the consequences of any such termination from those specified in such Section.

SECTION 5.02 INITIAL PUBLIC OFFERING. AG and AG.com shall use their reasonable best efforts to consummate the Initial Public Offering. Such actions shall include, but not necessarily be limited to, the following:

         (a) AG.com shall file the Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the Registration Statement as may be required by the Underwriting Agreement, the Commission or federal, state or foreign securities laws. AG and AG.com shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Class A Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Initial Public Offering and the Separation or the other transactions contemplated by this Agreement and the Ancillary Agreements;

         (b) AG.com shall enter into an Underwriting Agreement, in form and substance reasonably satisfactory to AG.com, and AG.com shall comply with its obligations thereunder;

         (c) AG and AG.com shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the Initial Public Offering;

         (d) AG.com shall use its reasonable best efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the Initial Public Offering;

         (e) AG.com shall prepare, file and use reasonable best efforts to seek to make effective, a listing application for quotation of the Class A Common Stock issued in the Initial Public Offering in the NASDAQ National Market, subject to official notice of issuance;

         (f) AG.com and AG shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable;

         (g) AG.com shall pay the legal, filing, accounting, printing and other out-of- pocket expenditures in connection with (i) the preparation, printing and filing of the Registration Statement and (ii) sale of the shares of Class A Common Stock in the Initial Public Offering, including, without limitation, third-party costs, fees and expenses relating to the Initial Public Offering, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, and all of the costs of producing, printing, mailing and otherwise distributing the Prospectus; and

         (h) AG shall execute a Lock Up Agreement.

SECTION 5.03 REASONABLE BEST EFFORTS. Each party shall, and shall cause its Affiliates, excepting natural Persons, to, use its reasonable best efforts (at its own expense) to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the Separation to be completed.

SECTION 5.04 EXPENSES; TRANSFER TAXES AND OTHER COSTS FOR SEPARATION.

         (a) Except as set forth in Section 5.04(b) below and in Section 5.05, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Sections 1.04 and 5.03.

         (b) AG.com shall be responsible for and shall pay, as and when incurred, any Liability for transfer, documentary, sales, use, registration, value-added and other similar Taxes and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement, the Ancillary Agreements, the Separation and the other transactions contemplated hereby and thereby ("Transfer Taxes"), documentary Taxes, fees or charges (including sublicensing, license transfer, and new license charges) to be paid to any Person other than a member of the AG Group to obtain Consents to the transfer of any of the AG.com Business Assets to AG.com and filing or recording fees and applicable to the

Separation, provided that before the commencement of the process to transfer or assign an AG.com Business Asset, AG.com may notify AG in writing that it does not wish to obtain transfer or assignment of a AG.com Business Asset, in which case, such AG.com Business Asset shall not be transferred or assigned to AG.com, provided that AG.com shall pay all costs incurred when AG.com notifies AG on or after the commencement of the process to transfer or assign an AG.com Business Asset. Each party shall use reasonable effort to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

SECTION 5.05 POST-CLOSING COOPERATION.

         (a) Each member of the AG Group, on the one hand, and AG.com and its Subsidiaries, on the other hand, shall cooperate with each other, and shall cause their respective officers, employees, agents, auditors, representatives and Affiliates, excepting natural Persons, to cooperate with each other, after the Closing to ensure the orderly transition of the AG.com Business from the AG Group to AG.com and to minimize any disruption to the AG.com Business and the other businesses of the AG Group that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, AG and AG.com shall, subject to the Cross License Agreement, furnish or cause to be furnished to each other and to their respective employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the AG.com Business (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters.

         (b) After the Closing, upon reasonable written notice, AG and AG.com shall, subject to the Cross License Agreement and the Tax and Indemnification Agreement, furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the AG.com Business Assets (including, access to books and records) and the Separation, to the extent within the control of such party, as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax return. AG and AG.com shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the AG.com Business in accordance with the terms and conditions of the Tax Sharing and Indemnification Agreement.

         (c) Subject to the provisions of Section 5.04, each party shall reimburse the others for reasonable out-of-pocket costs and expenses incurred in assisting such party pursuant to this Section 5.05. No party shall be required by this Section 5.05 to take any action which would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

         (d) From time to time after the Closing, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, including, in the case of AG, executing and delivering to AG.com such assignments, deeds, bills of sale, consents and other instruments as AG.com or its counsel may reasonably request as necessary or desirable for such purpose.

SECTION 5.06 FUTURE CONDUCT

         (a) Until the earlier to occur of the End Date and AG's providing written notice of a termination of this Agreement due to the occurrence of a Reversion Event:

                  (i) AG.com agrees that it will use "americangreetings.com" or "AG.com" as its corporate name. AG.com will use the URL "americangreetings.com" as its United States Web site and it will provide a reasonably prominent "one-click" link from that site to the AG Corporate Web site to be designated by AG (the parties anticipate that the link will be somewhat more prominent than the current link at americangreetings.com to corporate information, but the exact size, positioning and graphic will be established and maintained by mutual agreement).

                  (ii) AG will include the "www.americangreetings.com" URL and, for the duration of and to the extent required by the AOL Contract, an AOL "keyword" designated by AG.com on the back of all of its greetings cards. If AG includes a URL in any other promotional materials, it will, include a URL designated by AG.com and, if required by the AOL Contract, also include an AOL "keyword" designated by AG.com. AG will also continue to place a URL designated by AG.com and, if required by the AOL Contract, an AOL "keyword" designed by AG.com on its advertising campaigns.

                  (iii) Without the prior written consent of AG.com, AG will not make or distribute, or permit any member of the AG Group to make or distribute, for retail sale, software used to create or transmit greeting card or social expression products, other than software supplied by AG.com or its designee; provided that retail outlets owned or leased by AG or AG customers may carry competitive software.

                  (iv) AG.com will, upon a request from AG subject to then applicable terms and conditions, make available to any AG retailer the ability to participate in AG.com's affiliate program (which allows retailers to earn revenue share by linking to the AG.com Web site) and the parties will each consider in good faith other retailer-related programs, but shall only be obligated to carry out such programs upon mutual consent.

         (b) Notwithstanding anything in this Agreement to the contrary, no party or its Affiliates shall be restricted from providing Permitted Premiums.

         (c) Each of AG and AG.com acknowledges that in light of their relationship prior to the Separation and the relationships contemplated by the Agreement and the Ancillary Agreements, it shall become privy to certain confidential information and trade secrets of the other party and further acknowledges that it will derive substantial benefits from the consummation of the transactions contemplated by this Agreement. Each of AG and AG.com hereby agrees that it is reasonable and necessary for the protection of the other party that it agree, and accordingly hereby does agree to the limitations set forth in this Section 5.06. The invalidity or non-enforceability of this Section 5.06 in any respect shall not affect the validity or enforceability of this Section 5.06 in any other respect or of any other provisions of this Agreement. In the event that any provisions of this Section
5.06 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope and duration of such provision of this Agreement, and, to the fullest extent permitted by Applicable Law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable. Each of AG and AG.com acknowledges that AG and AG.com would suffer irreparable harm if the other party were to breach the provisions of this Section 5.06 and that AG's or AG.com's, as the case may be, remedy at law for any such breach is and will be insufficient and inadequate and that AG or AG.com, as the case may be, shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies AG or AG.com, as the case may be, may have at law.

SECTION 5.07 LABOR AND EMPLOYEE BENEFIT ISSUES.

         (a) Subject to their acceptance of the offer specified in this Section 5.07, the employment of all employees listed on SCHEDULE 5.07(A) (the "Employees" and the Employees who accept such offer being the "AG.com Employees") shall terminate as of the Closing Date. On or before the Closing Date, AG.com shall, or shall cause AG.com OpCo, to offer employment to the Employees, effective as of the Closing Date at rates of compensation and with employee benefits which, subject to the terms of this Section 5.07, are determined by AG.com and communicated prior to the Closing Date to AG. AG.com and its Subsidiaries shall be responsible for satisfying obligations with respect to accrued vacation and sick time and personal holidays of AG.com Employees whether arising before or after the Closing Date. AG and AG.com shall take such action as is necessary to cause AG.com to adopt or enter into, after the Separation, benefit plans, funds, programs, agreements, payroll practices or other arrangements to replace the benefits provided by the AG Benefit Plans which effectuate the provisions of this Section 5.07; provided that nothing in this Section 5.07 shall prevent AG.com and AG from amending or modifying the provisions hereof or of the AG Benefit Plans or any benefit plans adopted by AG.com and the Employees, consistent with the terms of Section 8.02, shall have no rights to enforce any of AG.com's or AG's obligations under this Agreement and the Ancillary Agreements, including without limitation this Section 5.07. Notwithstanding the foregoing, AG.com shall recognize all periods of continuous employment of the AG.com Employees with the AG Group prior to the Closing Date for purposes of satisfying the eligibility requirements of any employee benefits which are provided by AG.com to the AG.com Employees following the Closing Date.

         (B) WELFARE BENEFIT PLANS. Except as described in Subsection (h) below, AG.com Employees shall continue to be eligible to participate in the welfare benefit plans (within the meaning of Section 3(1) of ERISA) of AG in which AG.com Employees participate as of the Closing Date for such period of time following the Closing Date, not less than through December 31, 1999, as is determined by AG. AG.com shall reimburse AG for the costs of covering the AG.com employees under the AG welfare benefit plans after the Closing Date.

         (C) RETIREMENT PLAN. The AG.com Employees shall cease active participation in the American Greetings Retirement Profit Sharing and Savings Plan (the "Retirement Plan") as of the Closing Date. In furtherance of, but without limiting, the foregoing, the last contributions to the Retirement Plan by the AG.com Employees shall be with respect to the payroll period which ends on the Closing Date and the AG.com Employees shall not be entitled to receive any employer matching or profit sharing contributions under the Retirement Plan for the 1999 plan year. The other rights of AG.com Employees under the Retirement Plan shall be determined pursuant to the terms thereof applicable to other participants covered by such plan, as in effect from time to time.

         (D) SUPPLEMENTAL RETIREMENT PLAN. Active participation of AG.com Employees in the American Greetings Corporation Supplemental Executive Retirement Plan (the "SERP") will cease as of the Closing Date. In addition, solely for purposes of the vesting provisions of the SERP, the termination of employment of an AG.com Employee from AG as of the Closing Date shall be deemed a unilateral termination by AG without cause. The other rights of AG.com Employees under the SERP shall be determined pursuant to the terms thereof applicable to other participants covered by such plan, as in effect from time to time.

         (E) DEFERRED COMPENSATION PLAN. Active participation of AG.com Employees in the American Greetings Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan") will cease as of the Closing Date. The other rights of AG.com Employees under the Deferred Compensation Plan shall be determined pursuant to the terms thereof applicable to other participants covered by such plan, as in effect from time to time.

         (F) BONUS PLANS. AG.com employees who participate in AG's annual cash bonus program shall receive a pro rata bonus for the portion of the fiscal year in which the Closing Date that precedes the end of such fiscal year. Such pro rata bonus shall be determined and payable as follows: In March of 2000, each such AG.com Employee shall receive a bonus based on the target percentage established by AG for the AG job level held by the AG.com Employee prior to the Closing Date, multiplied by AG.com's actual performance against the fiscal year 2000 plan (as of February 28, 2000), multiplied by the AG.com Employee's actual base salary earnings from AG for AG's fiscal year 2000 through the Closing Date. This annual bonus shall only be paid to those AG.com Employees who are continuously employed by AG or AG.com through February 28, 2000. AG.com Employees who, as of the Closing Date, were participants in AG's three-year cash bonus program for the three-year period ending on February 28, 2000 shall receive a bonus under such plan determined and payable as follows: In March of 2000, each such AG.com Employee shall receive an amount equal to 60% of the AG three-year target bonus percentage for the AG job level held by the AG.com Employee prior to the Closing Date, multiplied by his actual base salary earnings for the three-year period, assuming that his rate of pay for the remainder of AG's fiscal year 2000 after the Closing Date and while employed by AG.com is the same as his rate of pay as of the Closing Date. This bonus payment shall only be paid to those AG.com Employees who are continuously employed by AG or AG.com through February 28, 2000.

         (G) STOCK OPTIONS. Stock options previously granted to AG.com Employees under AG's 1992 Stock Option Plan, 1996 Stock Option Plan and/or the 1997 Stock Option Plan (collectively, the "Stock Option Plans") which, by their terms are scheduled to vest on or before March 3, 2001 shall vest in accordance with the vesting schedule contained in such options, taking into account service with both AG and AG.com for this purpose, provided that the AG.com Employee is continuously employed by AG or AG.com through March 3, 2001. Stock


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

options held by AG.com Employees that are not vested in accordance with the foregoing provisions as of March 3, 2001 shall expire pursuant to their terms. The period during which AG.com Employees may exercise vested stock options under the Stock Option Plans shall be extended to March 3, 2002.

         (H) RETIREE MEDICAL BENEFITS. AG.com Employees who as of the Closing Date have satisfied the criteria for post-retirement coverage under the American Greetings Post Retirement Health and Welfare Benefit Plan (the "Retiree Medical Plan") shall be eligible, upon their subsequent retirement from employment with AG.com, for such post-retirement coverage as is available from time to time under the Retiree Medical Plan.

         (I) WORKERS' COMPENSATION. Notwithstanding any provisions of this Agreement to the contrary, AG shall retain all workers' compensation Liabilities relating to any past or present employee of AG.com or any past or present employee of AG who was engaged primarily in the AG.com Business prior to the Separation relating to acts or injuries which were incurred prior to or on the Closing Date.

         (J) COOPERATION. AG and AG.com shall take all such reasonable actions and otherwise cooperate in all reasonable respects as necessary to effect the foregoing provisions of this Section 5.07.

SECTION 5.08 INSURANCE PROGRAMS AND CLAIMS ADMINISTRATION.

         (a) AG shall use reasonable efforts to maintain in full force and effect at all times during the period in which AG owns in excess of fifty (50%) of the outstanding voting power of AG.com, for the benefit of AG.com, (i) general liability, workers' compensation, property, and umbrella insurance, and
(ii) director's and officer's liability programs of insurance (collectively, the "Programs" and individually, a "Program"); provided, however, AG shall have the right, in its sole discretion, to modify any such Program or Programs (including, without limitation, with respect to coverage limits, covered locations, co-insurance, deductibles and exclusions), cancel or replace any such Program or Programs at any time and from time to time; and provided, further, however,that nothing contained herein shall be construed to require AG to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any such Program or Programs.

         (B) AG.COM RESPONSIBILITY FOR ESTABLISHING INSURANCE COVERAGE. (i) If, as a result of any modification, cancellation or replacement of any Program or Programs AG.com's insurance coverage is insufficient in any respect, or (ii) from and after such time as AG ceases to own in excess of fifty percent (50%) of the outstanding voting power of AG.com, AG.com shall be responsible for establishing and maintaining its own separate insurance programs (including, without limitation, primary and excess general liability, automobile, workers' compmensation, property, director and officer liability, fire, crime and surety). Notwithstanding any other agreement or understanding to the contrary, neither AG nor any of its Subsidiaries shall have any liability or obligation to AG.com or its Subsidiaries with regard to matters now or hereafter covered under any Program or Programs for any period, whether arising prior to, on or after the Closing Date. AG.com shall name AG as an additional insured on all primary and excess general liability and automobile liability insurance programs and provide AG with a certificate of insurance acceptable to AG for purposes of evidencing such coverages and additional insured status.

         (C) ADMINISTRATION AND PROCEDURE. AG shall have the right to administer any claims made under any Program. AG.com shall notify AG of any claim relating to AG.com or a Subsidiary thereof under one or more of the Programs, and AG.com agrees to cooperate and coordinate with AG concerning any strategy AG may elect to pursue to secure coverage and payment for such claim by the appropriate insurance carrier. Notwithstanding anything contained herein, in any other agreement or applicable Program or any understanding to the contrary, AG.com assumes responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges, as appropriate (collectively, "Insurance Charges"), whenever arising, which shall become due and payable under the terms and conditions of any applicable Program in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or liabilities of AG.com or any of its Subsidiaries. To the extent that the terms of any applicable Program provide that AG or a Subsidiary thereof, as appropriate, shall have an obligation to pay or guarantee the payment of any Insurance Charges, AG or such Subsidiary shall be entitled to demand that AG.com or a Subsidiary thereof make such payment directly to the person or entity entitled thereto. In connection with any such demand, AG shall submit to AG.com or a Subsidiary thereof a copy of any invoice received by AG or a member of the AG Group pertaining to such Insurance Charges, together with appropriate supporting documentation, if available. In the event that AG.com or its Subsidiary fails to pay any Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by AG or member of the AG Group, AG or a Subsidiary of AG may (but shall not be required to) pay such Insurance Charges for and on behalf of AG.com or its Subsidiary and, thereafter, AG.com or its Subsidiary shall forthwith reimburse AG or such Subsidiary of AG for such payment.

                                  ARTICLE VI.
                                 INDEMNIFICATION

SECTION 6.01 RELEASE OF CLAIMS.

         (a) Except as provided in Section 6.01(c), to the extent permitted by Applicable Law, effective as of the Closing Date, AG.com does hereby, for itself and its Affiliates (other than any member of the AG Group), their successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of AG.com and its Affiliates (other than any member of the AG Group) (in each case, in their respective capacities as such), remise, release and forever discharge AG and each member of the AG Group, their respective successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of AG or any member of the AG Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any facts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement the Separation and the Initial Public Offering.

         (b) Except as provided in Section 6.01(c), to the extent permitted by Applicable Law, effective as of the Closing Date, AG does hereby, for itself and each member of the AG Group, their successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of AG or any member of the AG Group (in each case, in their respective capacities as such), remise, release and forever discharge AG.com and its Subsidiaries, their respective successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of AG.com or any of its Subsidiaries (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any facts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement the Separation and the Initial Public Offering, and (ii) the Intercompany Debt.

         (c) Nothing contained in Section 6.01(a) or (b) shall impair any right of AG or AGCINV (including, without limitation, on behalf of any in favor of AG's Affiliates) or AG.com to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 1.05(b) or the applicable Schedules thereto not to terminate as of the Closing Date, in each case in accordance with its terms. Nothing contained in Section 6.01(a) and (b) shall release AG or AG.com, as applicable, from:

                  (i) any Liability provided in or resulting from the Agreement, any Ancillary Agreement and any other agreement between AG.com and its Subsidiaries, on the one hand, and any member of the AG Group, on the other hand, that is specified in Section 1.05(b) or the applicable Schedules thereto as not to terminate as of the Closing Date, or any other Liability specified in Schedule 1.05(b) as not to terminate as of the Closing Date;

                  (ii) any Liability, contingent or otherwise, assumed, transferred or assigned to such Person in accordance with, or any other Liability of any Person under, this Agreement or any Ancillary Agreement;

                  (iii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this
         Article VI and, if applicable, the appropriate provisions of the Ancillary Agreements; or

                  (iv) any Liability the release of which would result in the release of any Person other than a Person expressly released pursuant to this Section 6.01; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 6.01 but for the provision of this clause (iv).

         (d) AG.com shall not make, and shall not permit any of its Subsidiaries or other Affiliates, excepting natural Persons, to make, any claim or demand or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against AG or any member of the AG Group or any other Person released pursuant to Section 6.01(a), with respect to any Liabilities released pursuant to Section 6.01(a). AG shall not make, and shall not permit any member of the AG Group or other Affiliates, excepting natural Persons, to make, any claim or demand or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against AG.com or any of its subsidiaries or any other Person released pursuant to
Section 6.01(b), with respect to any Liabilities released pursuant to Section 6.01(b).

         (e) It is the intention of each of AG and AG.com by virtue of the provisions of this Section 6.01 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, between or among AG.com or any of its Subsidiaries, on the one hand, and AG or any member of the AG Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among such Persons on or before the Closing Date), except as expressly set forth in Section 6.01(c). At any time, at the request of any other party, each party shall execute and deliver, or shall cause such other appropriate Persons to execute and deliver, releases reflecting the provisions hereof. The foregoing release is intended as a general release of all such Liabilities.

SECTION 6.02 INDEMNIFICATION BY AG.COM. Except as provided in Section 6.05 and except as otherwise expressly provided in any of the Ancillary Agreements (including without limitation the Tax and Indemnification Agreement), from and after the Closing Date, AG.com shall indemnify, defend and hold harmless AG, each member of the AG Group and each of their respective directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AG Indemnitees") from and against any and all Liabilities of the AG Indemnitees arising from claims of third parties relating to, arising out of or resulting from any of the following items (without duplication):

         (a) The failure of AG.com or any other Person to pay, perform or otherwise promptly discharge any Assumed AG.com Liability (including without limitation the AG.com Contracts), in accordance with their respective terms, whether prior to or after the Closing Date or the date hereof;

         (b) The conduct by AG.com of its business, any AG.com Business Asset or AG.com Assumed Liability;

         (c) Any breach by AG.com or any of its Subsidiaries of any obligation under this Agreement or any of the Ancillary Agreements; and

         (d) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Registration Statement or Prospectus excluding information contained in the Registration Statement or Prospectus related to the AG Business other than related to the AG.com Business.

SECTION 6.03 INDEMNIFICATION BY AG. Except as provided in Section 6.05 and except as otherwise expressly provided in any of the Ancillary Agreements (including without limitation the Tax and Indemnification Agreement), from and after the Closing Date, AG shall indemnify, defend and hold harmless AG.com and each of its subsidiaries and each of their respective directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AG.com Indemnitees") from and against any and all Liabilities of AG.com Indemnitees arising from claims of third parties relating to, arising out of or resulting from any of the following items (without duplication):

         (a) The failure of AG or any other member of the AG Group or any other Person to pay, perform or otherwise promptly discharge any Liability of the AG Group (including, without limitation, any Excluded Liability) other than the AG.com Assumed Liabilities in accordance with its terms, whether prior to or after the Closing Date or the date hereof; and

(b) Any breach by AG or any member of the AG Group of any obligation under this Agreement or any of the Ancillary Agreements.

         (c) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Registration Statement or Prospectus excluding information contained in the Registration Statement or Prospectus related to the AG.com Business other than related to the AG Business, provided, AG has been advised of any statement and has had a reasonable amount of time to review it and has failed to object or comment on it; and

         (d) Any Lien (i) listed on Schedule 1.04(a) to have been released on or prior to the Closing Date, (ii) incurred primarily for the benefit of a business other than the AG.com Business, or (iii) related to any Excluded Liability.

SECTION 6.04 NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. Promptly following the earlier of (A) receipt of written notice of the commencement by a third party of any Action against or otherwise involving any AG Indemnitee or AG.com Indemnitee (the "Indemnified Party") or (B) receipt of written information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Person from whom such indemnification is sought (the "Indemnifying Party") prompt written notice thereof. Failure of the Indemnified Party to give notice as provided in this Section 6.04 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail.

         (a) Within 30 days after receipt of such notice, the Indemnifying Party may by giving written notice thereof to the Indemnified Party, (i) elect to assume the defense of such Third-Party Claim at its sole cost and expense or
(ii) object to the claim of indemnification for such Third-Party Claim setting forth the grounds therefor. Any objection shall be resolved in accordance with
Section 8.09. If the Indemnifying Party does not within such 30 day period give the Indemnified Party such notice, the Indemnifying Party shall be deemed to have objected to its liability for such Third-Party Claim.

         (b) Any defense of a Third-Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by counsel employed by the Indemnifying Party and reasonably satisfactory to AG in the case of AG Indemnitees and AG.com in the case of AG.com Indemnitees. The Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; provided that if the defendants or parties against which relief is sought in any such claim include both the Indemnifying Party and one or more Indemnified Parties and, in the reasonable judgment of AG in the case of AG Indemnitees, and AG.com in the case of AG.com Indemnitees, a conflict of interest between such Indemnified Parties and such Indemnifying Party exists in respect of such claim, such Indemnified Parties shall have the right to employ one firm of counsel selected by AG for AG Indemnitees or AG.com for AG.com Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party.

         (c) If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that without the prior written consent of AG in the case of AG Indemnitees, and AG.com in the case of AG.com Indemnitees, the Indemnifying Party may not agree to any such settlement unless as a condition to such settlement the Indemnified Party receives a written full release from any and all Liability relating to such Third-Party Claim and such settlement or compromise does not include any remedy or relief to be applied to or against the Indemnified Party, other than monetary damages for which the Indemnifying Party shall be responsible hereunder.

         (d) If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under this Article VI, AG in the case of AG Indemnitees, and AG.com in the case of AG.com Indemnitees, may pursue the defense of such Third-Party Claim and choose one firm of counsel in connection therewith. The Indemnifying Party is required to reimburse AG or AG.com, as the case may be, on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred by AG in the case of AG Indemnitees, and AG.com in the case of AG.com Indemnitees in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto, provided that the Indemnifying Party shall not be liable for any settlement effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         (e) The Indemnifying Party shall pay to the Indemnified Party in immediately available funds the amount for which the Indemnified Party is entitled to be indemnified (if any) no later than the later of (i) the date on which the Indemnified Party makes any payment in satisfaction (partial or otherwise) of the Third-Party Claim or (ii) the date on which such Indemnifying Party's objection, if any, to its responsibility for indemnification under this
Article VI has been resolved pursuant to Section 8.09 or by settlement or compromise.

SECTION 6.05 INSURANCE PROCEEDS. The amount that any Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article VI shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Parties in reduction of the related Liability. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Liability and shall subsequently actually receive insurance proceeds, or other amounts in respect of such Liability as specified above, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received after deducting therefrom all of the Indemnified Party's costs and expenses associated with such Liability.

SECTION 6.06 CONTRIBUTION. If the indemnification provided for in this Article VI is unavailable to an Indemnified Party in respect of any Liability arising out of or related to information contained in or omitted from the Registration Statement, then the Indemnifying Party in lieu of indemnifying the Indemnified Party shall contribute to the amount paid or payable by the Indemnified Party, as a result of such Liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements or omissions which resulted in such Liability. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information concerning the Indemnifying Party, on the one hand, or the Indemnified Party (without deeming information related or connected to the Indemnifying Party's business or the Indemnifying Party and its Subsidiaries as being information concerning the Indemnified Party), on the other hand.

SECTION 6.07 SUBROGATION. In the event of payment by an Indemnifying Party to any Indemnified Party in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the first place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Third-Party Claim. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

SECTION 6.08 NO THIRD-PARTY BENEFICIARIES. This Article VI shall inure to the benefit of, and be enforceable by AG, the AG Indemnitees, AG.com and AG.com Indemnitees and their respective successors and permitted assigns. The indemnification provided for by this Article VI shall not inure to the benefit of any other third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

SECTION 6.09 REMEDIES CUMULATIVE. The remedies and procedures set forth in this
Article VI and Section 8.09 shall be the exclusive remedies and procedures governing any indemnity action brought under this Article VI.

SECTION 6.10 SURVIVAL OF INDEMNITIES. Except as otherwise specified in this Agreement or the Ancillary Agreements, the rights and obligations of each of AG and AG.com and their respective

Indemnitees under this Article VI shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities.

SECTION 6.11 AFTER-TAX INDEMNIFICATION PAYMENTS. Except as otherwise expressly provided herein or in an Ancillary Agreement, indemnification payments made by either party under this Article VI shall give effect to, and be reduced by the value of, any and all applicable deductions, losses, credits, offsets or other items for Federal, state or other tax purposes attributable to the payment of the indemnified liability by the Indemnified Party.

                                  ARTICLE VII.
                                   DEFINITIONS

SECTION 7.01 DEFINED TERMS. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

         (a) "AG" means American Greetings Corporation, an Ohio corporation .

         (b) "AG BENEFIT PLAN" means all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), maintained or contributed to by any member of the AG Group and all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by any member of the AG Group.

         (c) "AG BUSINESS" - to be conformed to definition agreed to in Cross License Agreement.

         (d) "AG COMPETITOR" means an entity that on a consolidated basis derives at least the Threshold Amount of revenue from the AG Business, provided, however, that if revenue from the AG Business represents less than fifty percent of the total revenue of the entity on a consolidated basis, then only the business unit (division or Subsidiary) that is engaged in the AG Business will be deemed to be an AG Competitor, provided further, however, that in such case AG.com uses commercially reasonable efforts to obtain appropriate "Chinese wall" restrictions from the AG Competitor that prevent the business unit that is deemed to be an AG Competitor from obtaining Intellectual Property licensed by AG. In determining whether an entity is an "AG Competitor," AG.com will be entitled to rely on the most recent (at the time of determination) annual financial statements provided to shareholders of any publicly traded entity and on any reasonable information source regarding any non-publicly traded entity.

         (e) "AG CORPORATE WEB SITE" means AG's principal Web site providing business and corporate information.

         (f) "AG GROUP" shall have the meaning ascribed to it in Section
1.01(a).

         (g) "AG INDEMNITEES" shall have the meaning ascribed to it in Section 6.02.

         (h) "AG.COM BUSINESS" - to be conformed to definition agreed to in Cross License Agreement.

         (i) "AG.COM BUSINESS ASSETS" shall have the meaning ascribed to it in
Section 1.01(b).

         (j) "AG.COM BALANCE SHEET" means the proforma balance sheet of AG.com, dated as of May 31, 1999, prepared by AG, and included in the Registration Statement.

         (k) "AG.COM CONTRACTS" shall have the meaning ascribed to it in Section 1.01(b).

         (l) "AG.COM EMPLOYEES" shall have the meaning ascribed to it in Section 5.07(a).

         (m) "AG.COM INDEMNITEES" shall have the meaning ascribed to it in
Section 6.03.

         (n) "AOL CONTRACT" means the agreement __________________, as amended, supplemented, modified or replaced from time to time.

         (o) "ACTIONS" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental, regulatory or administrative authority, agency or commission, any other tribunal or arbitral body, or any other Governmental Authority.

         (p) "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement in the form of EXHIBIT E relating to the provision by AG to AG.com of an enumerated list of services after the Closing.

         (q) "AFFILIATES" of any specified Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person.

         (r) "AGREEMENT" means this Formation Agreement, dated as of June __, 1999, between AG, AGCINV and AG.com, including all Exhibits and Schedules attached hereto.

         (s) "ANCILLARY AGREEMENTS" means the Cross License Agreement, the Web Services Agreement, the Administrative Services Agreement, the Registration Rights Agreement, and the Tax and Indemnification Agreement.

         (t) "APPLICABLE LAW" means, with respect to any Person, any statute, law, ordinance, rule or regulation applicable to such Person or its properties or assets.

         (u) "ASSUMED AG.COM LIABILITIES" shall have the meaning ascribed to it in Section 1.02.

         (v) "CLASS A COMMON STOCK" means the Class A Common Stock, par value $.001 per share, of AG.com.

         (w) "CLASS B COMMON STOCK" means the Class B Common Stock, par value $.001 per share, of AG.com.

         (x) "CLOSING" shall have the meaning ascribed to it in Section 2.01.

         (y) "CLOSING DATE" shall have the meaning ascribed to it in Section
2.01.

         (z) "CODE" means the Internal Revenue Code of 1986, as amended.

         (aa) "COMMISSION" means the Securities and Exchange Commission.

         (bb) "CONSENTS" means any consents, waivers or approvals from, or notification requirements to, any third parties.

         (cc) "CROSS LICENSE AGREEMENT" the Cross License Agreement in the form of EXHIBIT C, attached hereto, relating to Intellectual Property rights connected with the AG.com Business.

         (dd) "EMPLOYEES" shall have the meaning ascribed to it in Sections 5.07(a).

         (ee) "END DATE" means the time at which AG's voting (not equity) interest in AG.com falls below 20%.

         (ff) "ELECTRONIC MEDIA" - to be conformed to definition agreed to in Cross License Agreement.

         (gg) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         (hh) "ESCALATION NOTICE" shall have the meaning ascribed to it in
Section 8.09.

         (ii) "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         (jj) "EXCLUDED ASSETS" shall have the meaning ascribed to it in Section 1.01(c).

         (kk) "EXCLUDED LIABILITIES" shall have the meaning ascribed to it in
Section 1.02(b).

         (ll) "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or arbitration panel.

         (mm) "INDEMNIFIED PARTY" shall have the meaning ascribed to it in
Section 6.04.

         (nn) "INDEMNIFYING PARTY" shall have the meaning ascribed to it in
Section 6.04.

         (oo) "INITIAL PUBLIC OFFERING" shall have the meaning ascribed to it in the Recitals.

         (pp) "INTELLECTUAL PROPERTY" means (a) inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark offices of other jurisdictions throughout the world, and all rights therein provided by multinational treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (h) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works (including without limitation art and verse), financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (l) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set out.

         (qq) "INTERCOMPANY DEBT" shall have the meaning ascribed to it in
Section 1.01(a).

         (rr) "JOINT CONTRACTS" shall have the meaning ascribed to it in Section 1.03(b).

         (ss) "JUDGMENT" shall have the meaning ascribed to it in Section 3.03.

         (tt) "LIABILITIES" means any and all Losses, claims, charges, debts, demands, Actions, causes of Action, suits, damages, obligations, payments, costs and expenses, accounts, bonds, indemnities and similar obligations, covenants, contracts, agreements, promises, guarantees and other liabilities, including all contractual obligations, whether absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses and any and all costs and expenses (including allocated reasonable costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.


         (uu) "LIEN" shall have the meaning ascribed to it in Section 1.04(a).

         (vv) "LOCK UP AGREEMENT" means the Lock Up Agreement in substance reasonably satisfactory to AG and executed by AG in connection with the Initial Public Offering relating to its obligation to hold its shares of AG.com for 180 days.

         (ww) "LOSSES" means any loss, liability, claim, damage or expense (including reasonable attorney's fees and expenses).

         (xx) "MEDIATION DEMAND DATE" shall have the meaning ascribed to it in
Section 8.09(c).

         (yy) "MEDIATION DEMAND NOTICE" shall have the meaning ascribed to it in
Section 8.09(c).

         (zz) "PERSON" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

         (aaa) "PERMITTED PREMIUMS" means social expression products (physical or electronic) distributed for a limited period of time as a promotional premium for no or minimal consideration.

         (bbb) "PROSPECTUS" means the prospectus included in the Registration Statement.

         (ccc) "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form of EXHIBIT F into which AG and AG.com are entering relating to the rights AG shall have to cause AG.com to register for resale shares of Class A Common Stock and Class B Common Stock.

         (ddd) "REGISTRATION STATEMENT" means the registration statement on Form S-1 filed by AG.com with the Commission to effect the registration of the Class A Common Stock pursuant to the Securities Act of 1933, as such registration statement may be amended from time to time.

         (eee) "REVERSION EVENT" means circumstances in which (after notice and an opportunity to cure for thirty (30) days in the case of clauses (ii) and
(iii) below), (i) AG.com has less than 10% of its revenues derive from the AG.com Business; (ii) AG.com defaults in its royalty obligations to AG under the Ancillary Agreements; (iii) AG.com defaults on any covenant related to an indebtedness for borrowed money in excess of One Million Dollars ($1,000,000), or (iv) AG.com's financial condition and its reasonably available sources of debt or equity capital become such that auditors, applying generally accepted auditing standards consistently applied, would be required to qualify an audit report with a "going concern" qualification.

         (fff) "SEPARATION" shall have the meaning ascribed to it in Section 1.01(a).

         (ggg) "SHARES" shall have the meaning ascribed to it in Section
1.01(a).

         (hhh) "SOCIAL EXPRESSION PRODUCT" to be conformed to definition agreed to in Cross License Agreement.

         (iii) "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person).

         (jjj) "TAX AND INDEMNIFICATION AGREEMENT" means the Tax and Indemnification Agreement in the form of EXHIBIT G, attached hereto, into which AG and AG.com are entering, relating to their division of tax Liabilities and provisions regarding indemnification for tax Liabilities.

         (kkk) "TAXES" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Taxing Authority, (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the date hereof and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such person to indemnify any other person.

         (lll) "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition of a Tax.

         (mmm) "THIRD PARTY CLAIM" shall have the meaning ascribed to in Section 6.05.

         (nnn) THRESHOLD AMOUNT" means an amount equal to $100 million, increased (or decreased, but not below $100 million) each fiscal year by an amount proportional to the increase (or decrease) in AG's consolidated net revenue over the prior fiscal year.

         (ooo) "TRANSFER TAXES" shall have the meaning ascribed to in Section 5.04(b).

         (ppp) "UNDERWRITING AGREEMENT" means the agreement entered into by AG.com with the Underwriters.

         (qqq) "UNDERWRITERS" means the underwriters hired by AG.com and AG to undertake the Initial Public Offering.

         (rrr) "WEB SERVICES AGREEMENT" means the Web Services Agreement in the form of EXHIBIT D, attached hereto, pursuant to which AG.com shall provide AG with electronic and Internet content delivery related technology development and implementation services.

SECTION 7.02 USE OF "PRIMARILY". For purposes of this Agreement, the word "primarily" shall be given its plain meaning and shall in no way be construed to mean exclusively or merely a majority.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

SECTION 8.01 ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by AG or AG.com without the prior written consent of the other parties hereto; provided, however, that AG may assign this Agreement and its rights and obligations hereunder to any entity controlling, controlled by or under common control with, AG, or to any entity that acquires AG by purchase of stock or by merger or otherwise, or by acquiring all or substantially all of AG's assets, provided that any such assignee succeeds to all of the rights and is subject to all of the obligations of AG under this Agreement. Any attempted assignment in violation of this Section 8.01 shall be null and void ab initio.

SECTION 8.02 NO THIRD-PARTY BENEFICIARIES. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 8.03 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                     (i)   if to AG.com,

                           americangreeting.com.inc
                           One American Road
                           Cleveland, OH  44144
                           Attention:  President

          with a copy to:

                           Gordon & Glickson LLC
                           444 N. Michigan Avenue
                           Chicago, IL  60611

                           Attention:  Stephen Gold, Esq.

and

                    (ii)   if to AG,

                           American Greetings Corporation
                           One American Road
                           Cleveland, OH  44114

                           Attention:       General Counsel

         with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, OH  44114

                           Attention:       David W. Sloan, Esq.

SECTION 8.04 INTERPRETATION; EXHIBITS AND SCHEDULES. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

SECTION 8.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

SECTION 8.06 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements, along with the Schedules and Exhibits thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

SECTION 8.07 SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. If such invalidity, illegality or unenforceability shall occur, the parties hereto agree to incorporate into this Agreement provisions which shall produce equivalent or similar economic and legal effects, so that the rights and obligations of the parties may continue to the original intentions of the parties, to the maximum extent feasible.

SECTION 8.08 AMENDMENTS AND WAIVERS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, a party hereto may waive compliance by another party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform for such party that is waiving compliance.

SECTION 8.09 DISPUTE RESOLUTION.

         (a) Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and mediation set forth in this Section 8.09 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between AG and its subsidiaries and AG.com and its subsidiaries, including any actions to enforce indemnification obligations.

         (b) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously and on a mutually acceptable negotiated basis any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given, in accordance with the notice provisions of Section 8.03, to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

         (c) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 90 days after the delivery of an Escalation Notice (as applicable, the "Mediation Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may make a written demand (the "Mediation Demand Notice") that the dispute be submitted to mediation. Any opinion expressed by the mediator shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any subsequent Action. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. If the parties fail to agree upon such mediator within thirty (30) days after receipt of the Mediation Demand Notice or if the person chosen shall fail or refuse to act as a mediator, then the mediator will be appointed in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect at the date of this Agreement. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own attorney's fees and other costs and expenses. The site of the mediation shall be Cleveland, Ohio, unless otherwise agreed by the parties. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 8.09(b), is a prerequisite to a demand for meditation under Section this 8.09(c).

         (d) If AG and AG.com fail to resolve the dispute pursuant to mediation contemplated by Section 8.09(d), any party may submit that dispute to binding arbitration under the Commercial Arbitration Rules of the AAA. The matter shall be arbitrated by an arbitrator jointly selected by AG and AG.com and if AG and AG.com fail to agree upon an arbitrator within ten (10) days after either party has requested arbitration, the arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the AAA in effect at the date of this Agreement. The arbitration shall be held in Cleveland, Ohio, USA. The parties to the arbitration shall have the right to conduct discovery. Judgment upon any award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award or an order of enforcement, as the case may be. Each of the parties waives for now and forever any immunity, sovereign or otherwise, that it may have from the jurisdiction of the court in which an arbitral judgment is sought to be enforced.

         (e) During the period of any mediation or arbitration, the parties agree to continue to perform their respective obligations hereunder to the extent that the performance of such obligations is not the subject of dispute or otherwise has not been submitted to arbitration.

         (f) Either party may apply to any court having jurisdiction and seek injunctive relief so as to maintain the status quo until such time as the mediation or arbitration is concluded or the controversy is otherwise resolved.

         (g) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation and arbitration in confidence in accordance with the provisions of the Corporate and Information Sharing Agreement. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

SECTION 8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

SECTION 8.11 ASSURANCES OF CERTAIN ACTIONS. AG and AGCINV hereby represent and covenant to cause each member of the AG Group to take any and all actions and to do all such other things required by each of them to be taken and done under this Agreement and the Ancillary Agreements, on the terms and subject to the conditions hereof and thereof. AG.com hereby represents and covenants to cause its Subsidiaries to take any and all actions and to do all such other things required by each of them to be taken and done under this Agreement and the Ancillary Agreements, on the terms and subject to the conditions hereof and thereof.

SECTION 8.12 TERMINATION. This Agreement may be terminated and the Separation, and/or the Initial Public Offering may be deferred, modified or abandoned at any time prior to the Closing Date by and in the sole discretion of the Board of Directors of AG without the approval of AG.com. In the event of such termination, no party hereto (or any of its respective directors or officers) shall have any liability to any other party pursuant to this Agreement, any Ancillary Agreement or otherwise.

            [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, AG, AGCINV and AG.com have caused this Formation Agreement to be duly executed as of the date first written above.

                                      AMERICAN GREETINGS CORPORATION

                                      By: __________________________________
                                      Name:
                                      Title:

                                      AGC INVESTMENTS, INC.

                                      By: __________________________________
                                      Name:
                                      Title:

                                      AMERICANGREETINGS.COM, INC.

                                      By: __________________________________
                                      Name:
                                      Title:

                                                                       Exhibit A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION



                                       of



                           AmericanGreetings.com, Inc.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AMERICANGREETINGS.COM, INC.

         AMERICANGREETINGS.COM, INC., a corporation (the "Company") organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         The name of the Company is AmericanGreetings.com, Inc., and the name under which the Company was originally incorporated is AmericanGreetings.com, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State of Delaware was June 28, 1999.

         This Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Company as heretofore amended.

         This Amended and Restated Certificate of Incorporation was duly adopted and declared advisable by written action of the board of directors of the Company in accordance with Sections 141 and 245 of the General Corporation Law of the State of Delaware.

         This Amended and Restated Certificate of Incorporation was duly adopted by the stockholders of the Company by means of written action in lieu of a meeting duly taken in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         The text of the Amended and Restated Certificate of Incorporation shall read as herein set forth in full:

         FIRST. The name of the corporation is AmericanGreetings.com, Inc. (the "Company").

         SECOND. The address of the Company's registered office in the State of Delaware is 1013 Center Road, Wilmington, Delaware 19805-1297, County of New Castle. The name of the Company's registered agent at such address is Corporation Service Company.

         THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "DGCL").

         FOURTH. Section 1. AUTHORIZED CAPITAL STOCK. The Company is authorized to issue three classes of capital stock, designated Class A Common Stock, Class B Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 360,000,000 shares, consisting of 150,000,000 shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), 60,000,000 shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock") and 150,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

         Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, each outstanding share of the Corporation's Common Stock, par value $.001 per share, shall without further action by the Company or the holder thereof automatically be reclassified, changed and converted into 30,000,000 shares of Class B Common Stock.

         Section 2. PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

                  (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

                  (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

                  (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity and the rates or other determinants of conversion or exchange applicable thereto;

                  (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

                  (h) the provisions, if any, of a sinking fund for such series; and

                  (i) any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

         Section 3. VOTING OF COMMON STOCK. Subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock will be entitled to one vote and the holders of Class B Common Stock will be entitled to ten votes on each matter submitted to a vote at a meeting of stockholders for each share of such Common Stock held of record by such holder as of the record date for such meeting.

         Section 4. CONVERSION OF CLASS B COMMON STOCK. Subject to and upon compliance with the following provisions of this Section 4, the Class B Common Stock shall be convertible at the option of the holders thereof into Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock so converted.

                  (a) Prior to exercising the conversion privilege in respect of any Class B Common Stock, the holder thereof shall first offer to sell all, but not less than all, of such Class B Common Stock to the Company for cash at the last publicly reported sale price for Class A Common Stock on the last day for which sales are publicly reported before such offer is received by the Company. Such offer shall be made by a written communication addressed to the secretary of the Company at its principal executive office and shall be deemed made to the Company when delivered to such Secretary or any other officer of the Company. The

         Company may accept such offer by giving notice of acceptance at any time before 5 o'clock P.M., Cleveland local time, on the business day immediately following the date of receipt of such offer by the Company. Such notice of acceptance shall be given by a written communication personally delivered to such holder of Class B Common Stock or mailed to such holder at his address as it appears on the records of the Company or personally delivered or mailed to such representative of such holder or at such other address or by such other means as may have been specified in such offer. Such notice of acceptance shall be deemed received when so delivered or mailed by the Company, but only if the Company shall have made all reasonable effort to give simultaneous notice to such holder or his designated representative by telephone or other reasonably available means of communication if (and then in the manner and to the place) requested in such offer. Payment for Class B Common Stock to be purchased by the Company shall be made, against delivery of the Certificates therefor to the Company, not later than the fifth business day following receipt of such offer.

                  (b) If the shares of Class B Common Stock covered by an offer duly made and received pursuant to paragraph (a) above are not so accepted for purchase by the Company, the holder thereof shall be free for a period of 30 days (such period to begin upon the earlier of: (i) receipt of a notice from the Company indicating that the Company has rejected such offer; or (ii) the lapse of the period during which the Company may give notice of its acceptance of such offer) to exercise the conversion privilege in respect thereof by delivering to any Transfer Agent of the Class B Common Stock (i) the certificate for the Class B Common Stock to be converted, (ii) written notice that the holder elects to convert such shares and stating the name or names (with address) in which the certificate for the Class A Common Stock is to be issued and (iii) either a copy of notice given by the Company to such holder rejecting such offer or an affidavit executed by such holder to the effect that such offer was duly made and that no response thereto has been received after the passage of ten business days from the date such offer was made (or the passage of such shorter period of time as should have been reasonable in the circumstances (but in no event (less than two business days) to ensure receipt by such holder or designated representative of any simultaneous telephonic or other notice requested by such holder as contemplated by such subparagraph). Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date." On the conversion date or as promptly thereafter as practicable the Company shall issue and deliver to the holder of the Class B Common Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Class A Common Stock issuable upon the conversion of such Class B Common Stock. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Class A Common Stock of record on the conversion date. The Company hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of shares of its duly authorized Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. Shares of Class B Common Stock which are converted into Class A Common Stock as provided in this Section 4 may be reissued as Class B Common Stock.

                  (c) CONVERSION BEFORE SALE. The Class B Common Stock may be transferred only as follows: (i) by bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including, without limitation, a gift that is made in good faith and not for the purpose of circumventing this paragraph (c), (ii) as a pro rata dividend or distribution to the stockholders of any corporation, the partners of any partnership, or the members of any limited liability company, (iii) to American Greetings Corporation, a wholly-owned subsidiary of American Greetings Corporation or a successor to all or substantially all of the business of American Greetings Corporation, or (iv) by sale upon conversion into Class A Common Stock in accordance with this
         Section 4, except that Class B Common Stock may be issued or transferred by the Company to any person. The mere pledge or other hypothecation of Class B Common Stock as collateral for a loan shall not be deemed a transfer for purposes of this paragraph (c) unless it is accompanied by a transfer of any rights to vote such stock or to receive dividends or other distributions thereon.

         Section 5. VOTING OF CLASS B COMMON STOCK BY CERTAIN 10-PERCENT
         HOLDERS.

                  (a) Notwithstanding anything to the contrary contained in this Article Fourth, if any person or entity or group of persons or entities acting in concert other than American Greetings Corporation (and any wholly-owned subsidiary of American Greetings Corporation or any successor to all or substantially all of the business of American Greetings Corporation) beneficially own 10 percent or more of the outstanding shares of Class B Common Stock, such person, entity or group shall not, with respect to any such shares of Class B Common Stock, have any voting powers in any election of directors or be entitled to exercise any voting rights in any election of directors unless such person or entity is also the beneficial owner of at least an equivalent percentage of the outstanding shares of Class A Common Stock that were acquired at an equitable price.

                  (b) For purposes off this Section 5, (i) a "beneficial owner" of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock, and (ii) an "equitable price" means a price at least equal to the higher of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the acquiring person for any Class B Common Stock acquired by that person (or entity or group of persons or entities) within either 60 days before or 60 days after the Class A Common Stock was acquired; or (y) the highest closing sale price per share during the 30-day period immediately before the Class A Common Stock was acquired of the Class A Common Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the Class A Common Stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal United States national securities exchange on which the Class A Common Stock is listed, or, if the Class A Common Stock is not listed on any United States national securities exchange, the highest closing bid quotation for a share of Class A Common Stock during the 30-day period on the Nasdaq Stock Market, or, if no quotations are available, the fair market value during the 30-day period of a share of Class A Common Stock as determined in good faith by the Board of Directors of the Company. If any of the consideration given by the person for any shares of Common Stock was other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Company.

                  (c) An acquisition of Class B Common Stock shall not include for the purposes of this Section 5 an acquisition

                        (A) made pursuant to a contract existing prior to ________ __, 1999; or

                        (B) by bequest or inheritance, by operation of law upon
                  the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this Section 5.

                  (d) Unless there are affirmative attributes of concerted action, acting or agreeing to act in concert with any other person shall not include for purposes of paragraph (a) of this Section 5 actions taken or agreed to be taken by persons acting in their official capacities as directors or officers of the Company or actions by persons related by blood, marriage or adoption.

                  (e) To the extent that the voting power of any Class B Common Stock cannot be exercised pursuant to this Section 5, that Class B Common Stock shall not be included in the determination of the voting power of the Company for any purpose under this Amended and Restated Certificate of Incorporation or the DGCL.

         FIFTH. The Board may make, amend and repeal the By-Laws of the Company. Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such By-Law so made or amended) or by the stockholders in the manner provided in the By-Laws of the Company. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, By-Laws 1, 3, 8, 10, 11, 12, 13 and 44 may not be amended or repealed by the stockholders and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding Voting Stock (as defined below), voting together as a single class. The Company may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote in the election of directors of the Board (the "Directors"). Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Fifth.

         SIXTH. Subject to the rights of the holders of any series of Preferred
Stock:

                  (a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected otherwise by any consent in writing of such stockholders; and

                  (b) special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the "Chairman") and (ii) the Secretary of the Company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the "Whole Board").

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Company. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Sixth.

         SEVENTH. Section 1. NUMBER, ELECTION AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will be fixed from time to time in the manner provided in the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, class II and Class III. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2000, the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2001, and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2002, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the class of Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company must be by written ballot.

         Section 2. NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the By-Laws of the Company.

         Section 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified.

No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

         Section 4. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

         Section 5. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Seventh. The amendment or repeal of, or the adoption of any provision inconsistent with, this Article Seventh must be by written ballot.

         EIGHTH. A Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No modification or repeal of the provisions of this Article Eighth shall adversely affect any right or protection of any Director existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

         NINTH. Each person who is or was or had agreed to become a Director or officer of the Company and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another company, partnership, joint venture, trust or other entity, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company to the full extent permitted by the DGCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Ninth will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts). Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Ninth or the DGCL. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Ninth will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

         TENTH. Section 1. CORPORATE OPPORTUNITIES. As the Company recently ceased to be a wholly owned subsidiary of American Greetings Corporation, but American Greetings Corporation remains a substantial stockholder of the Company, and in anticipation that the Company and American Greetings Corporation may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with American Greetings Corporation (including possible service of officers and directors American Greetings Corporation as officers and directors of the Company), the provisions of this Article are set forth (without limiting the generality of Article Eighth) to regulate and define the conduct of certain affairs of the Company as they may involve American Greetings Corporation and its officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith.

         Section 2. NO DUTY TO REFRAIN. American Greetings Corporation shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Company, and neither American Greetings Corporation nor any officer or director thereof (except as provided in Section 3 below) shall be liable to the Company or its stockholders for the breach of any fiduciary duty by reason of any such activities of American Greetings Corporation. In the event that American Greetings Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both American Greetings Corporation and the Company, American Greetings Corporation shall have no duty to communicate or offer such corporate opportunity to the Company and shall not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that American Greetings Corporation pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

         Section 3. OFFERS TO PERSONS SERVING BOTH CORPORATIONS. In the event that a director or officer of the Company who is also a director or officer of American Greetings Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and American Greetings Corporation, such director or officer of the Company shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Company and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy: (i) a corporate opportunity offered to any person who is an officer of the Company, and who is also a director but not an officer of American Greetings Corporation, shall belong to the Company; (ii) a corporate opportunity offered to any person who is a director but not an officer of the Company, and who is also a director or officer of American Greetings Corporation shall belong to the Company if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Company, and otherwise shall belong to American Greetings Corporation; and (iii) a corporate opportunity offered to any person who is an officer of both the Company and American Greetings Corporation shall belong to the Company if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Company, and otherwise shall belong to American Greetings Corporation.

         Section 4. HOLDERS ON NOTICE. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article.

         Section 5.  DEFINITIONS.  For purposes of this Article only:

                  (a) A director of the Company who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Company by reason of holding such position (without regard to whether such position is deemed an office of the Company under the By-laws of the Company), unless such person is a full-time employee of the Company; and

                  (b) (i) The term "Company" shall mean the Company and all companies, partnerships, joint ventures, associations and other entities in which the Company beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (ii) the term "American Greetings," for the purpose of this Article only, shall mean American Greetings and all companies, partnerships, joint ventures, associations and other entities (other than the Company, defined in accordance with clause (i) of this Section 5(b)) in which American Greetings beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

         Section 6. SUNSET. Notwithstanding anything in this Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article shall expire on the date that American Greetings Corporation ceases to beneficially own Common Stock representing at least 20 percent of the outstanding shares of Common Stock and no person who is a director or officer of the Company is also a director or officer of American Greetings Corporation; and
(ii) in addition to any vote of the stockholders required by this Certificate of Incorporation, until the time that American Greetings Corporation ceases to beneficially own Common Stock representing at least 20 percent of the outstanding shares of Common Stock, the affirmative vote of the holders of more than 80 percent of the outstanding shares of Common Stock, voting as a single class, shall be required to alter, amend or repeal in a manner adverse to the interests of American Greetings Corporation, or adopt any provision adverse to the interests of American Greetings Corporation and inconsistent with, any provision of this Article. Neither the alteration, amendment or repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

               IN WITNESS WHEREOF, AmericanGreetings.com, Inc. has caused this Certificate to be duly executed by its President and Chief Executive Officer and attested to by its Secretary this_______________________.


                                           AMERICANGREETINGS.COM, INC.


                                           BY
                                           -------------------------------------
                                           President and Chief Executive Officer

ATTEST:


--------------------------
Secretary

                                                                       Exhibit A

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                           AmericanGreetings.com, Inc.



                                AS ADOPTED AND IN
                           EFFECT ON ___________, 1999

                                TABLE OF CONTENTS

STOCKHOLDERS' MEETINGS.......................................................................................1
         1.       Time and Place of Meetings.................................................................1
         2.       Annual Meeting.............................................................................1
         3.       Special Meetings...........................................................................1
         4.       Notice of Meetings.........................................................................1
         5.       Inspectors.................................................................................2
         6.       Quorum.....................................................................................2
         7.       Voting.....................................................................................2
         8.       Order of Business..........................................................................3
         9.       Notice of Stockholder Proposals of Business................................................3
         10.      Definitions; Exchange Act Compliance.......................................................4
DIRECTORS....................................................................................................4
         11.      Function...................................................................................4
         12.      Number, Election and Terms.................................................................4
         13.      Vacancies and Newly Created Directorships..................................................4
         14.      Removal....................................................................................5
         15.      Notice of Stockholder Nominations of Directors.............................................5
         16.      Resignation................................................................................6
         17.      Regular Meetings...........................................................................6
         18.      Special Meetings...........................................................................7
         19.      Quorum.....................................................................................7
         20.      Participation in Meetings by Telephone Conference..........................................7
         21.      Committees.................................................................................7
         22.      Compensation...............................................................................8
         23.      Rules......................................................................................8
NOTICES......................................................................................................8
         24.      Generally..................................................................................8
         25.      Waivers....................................................................................8
OFFICERS.....................................................................................................9
         26.      Generally..................................................................................9
         27.      Compensation...............................................................................9
         28.      Succession.................................................................................9
         29.      Chairman of the Board......................................................................9
         30.      Chief Executive Officer...................................................................10
         31.      The President.............................................................................10
         32.      Vice Presidents...........................................................................10
         33.      The Chief Financial Officer...............................................................10
         34.      The Secretary and Assistant Secretaries...................................................11
         35.      The Treasurer and Assistant Treasurers....................................................11
STOCK.......................................................................................................11
         36.      Certificates..............................................................................11

         37.      Classes of Stock..........................................................................12
         38.      Lost, Stolen or Destroyed Certificates....................................................12
         39.      Record Dates..............................................................................12
INDEMNIFICATION.............................................................................................13
         40.      Damages and Expenses......................................................................13
         41.      Insurance, Contracts and Funding..........................................................13
GENERAL.....................................................................................................13
         42.      Seal......................................................................................14
         43.      Fiscal Year...............................................................................14
         44.      Reliance Upon Books, Reports and Records..................................................14
         45.      Time Periods..............................................................................14
         46.      Amendments................................................................................14
         47.      Certain Defined Terms.....................................................................14

                             STOCKHOLDERS' MEETINGS
                             ----------------------


         1. TIME AND PLACE OF MEETINGS.
            ---------------------------

  All meetings of the stockholders for the election of the members of the Board of Directors of the Company (the "Directors") or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors of the Company (the "Board") or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman"), the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

         2. ANNUAL MEETING.
            ---------------

  An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those Directors whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.

         3. SPECIAL MEETINGS.
            -----------------

  Special meetings of the stockholders may be called only (i) by the Chairman or
(ii) by the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the "Whole Board"). Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, $.001 par value, of the Company (the "Preferred Stock"), if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation (as defined in the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation")).

         4. NOTICE OF MEETINGS.
            -------------------

  Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

         5. INSPECTORS.
            -----------

  The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

         6. QUORUM.
            -------

  Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

         7. VOTING.
            -------

  Except as otherwise provided by law, by the Certificate of Incorporation or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be appointed by a writing duly executed and filed with the Secretary or may be appointed in such other name as may be permitted by the Delaware General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of voting power of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation or by law.

         8. ORDER OF BUSINESS.
            ------------------

  (a) The Chairman, or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders' meeting, (ii) ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and
(iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

         9. NOTICE OF STOCKHOLDER PROPOSALS OF BUSINESS.
            --------------------------------------------

  (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this By-Law. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will be the Date so described in such proxy materials.

         (b) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         (c) If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman will declare to the meeting that the business was not properly brought before the meeting and such business will not be transacted.

         10. DEFINITIONS; EXCHANGE ACT COMPLIANCE.
             -------------------------------------

  For purposes of By-Laws 8, 9 and 15, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Notwithstanding the foregoing provisions of By-Laws 8 and 9, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in those By-Laws. Nothing in By-Laws 8 and 9 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act.

                                    DIRECTORS
                                    ---------

         11. FUNCTION.
             ---------

  The business and affairs of the Company will be managed under the direction of its Board.

         12. NUMBER, ELECTION AND TERMS.
             ---------------------------

  Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be divided into three classes in accordance with the Certificate of Incorporation.

         13. VACANCIES AND NEWLY CREATED DIRECTORSHIPS.
             ------------------------------------------

  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

         14. REMOVAL.
             --------

  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this By-Law 14.

         15. NOTICE OF STOCKHOLDER NOMINATIONS OF DIRECTORS.
             -----------------------------------------------

  (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Company. Nominations of persons for election to the Board may be made at any annual meeting of stockholders (i) by or at the direction of the Board (or any duly authorized Committee thereof) or (ii) by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this By-Law. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the Company first mailed its proxy materials to stockholders will the Date so described in such proxy materials.

         (b) To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between or among such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         (c) If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman will declare to the meeting that the nomination was defective and such defective nomination will be disregarded.

         (d) Notwithstanding anything in this By-Law to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public disclosure by the Company naming all of the nominees for Director or specifying the size of the increased Board at least 70 calendar days prior to the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders, a stockholder's notice required by this By-Law 15 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Company.

         16. RESIGNATION.
             ------------

  Any Director may resign at any time by giving written notice of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         17. REGULAR MEETINGS.
             -----------------

  Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

         18. SPECIAL MEETINGS.
             -----------------

  Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of a majority of the Whole Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

         19. QUORUM.
             -------

  At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

         20. PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE.
             --------------------------------------------------

  Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         21. COMMITTEES.
             -----------

  (a) The Board may designate one or more committees. Each such committee will consist of one or more Directors and will have such lawfully delegable powers and duties as the Board may confer ; PROVIDED, HOWEVER, that no committee shall exercise any power or duty expressly required by the General Corporation Law of the State of Delaware, as it may be amended from time to time, to be acted upon by the Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.

         (b) The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         (c) Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         22. COMPENSATION.
             -------------

  The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

         23. RULES.
             ------

  The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

                                     NOTICES
                                     -------

         24. GENERALLY.
             ----------

  Except as otherwise provided by law, these By-Laws or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile or similar medium of communication or as otherwise may be permitted by these By-Laws.

         25. WAIVERS.
             --------

  Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS
                                    --------

         26. GENERALLY.
             ----------

  The officers of the Company will be elected by the Board and will consist of a Chairman (who, unless the Board specifies otherwise, will also be the Chief Executive Officer), a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), one or more Assistant Secretaries, one or more assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, Chief Executive Officer, President, Chief Financial Officer, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         27. COMPENSATION.
             -------------

  The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

         28. SUCCESSION.
             -----------

  The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in By-Law 26.

         29. CHAIRMAN OF THE BOARD.
             ----------------------

  The Chairman shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board or provided in these By-laws.

         30. CHIEF EXECUTIVE OFFICER.
             ------------------------

  The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board and the Chairman, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Company, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board or provided in these By-laws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

         31. THE PRESIDENT.
             --------------

  The President of the Company shall, subject to the powers of the Board, the Chairman and the Chief Executive Officer, have general charge of the business, affairs and property of the Company, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman, the Chief Executive Officer, the Board or as may be provided in these By-laws.

         32. VICE PRESIDENTS.
             ----------------

  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board or the Chairman, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board, the Chairman, the Chief Executive Officer, the President or these By-laws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents, Senior Vice Presidents or Regional Vice Presidents, as the Board may from time to time prescribe.

         33. THE CHIEF FINANCIAL OFFICER.
             ----------------------------

  The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Company as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Company as may be ordered by the Chairman or the Board; shall cause the funds of the Company to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board, at its regular meeting or when the Board so requires, an account of the Company; shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive Officer, the President or these By-laws may, from time to time, prescribe.

         34. THE SECRETARY AND ASSISTANT SECRETARIES.
             ----------------------------------------

  The Secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Chairman's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive Officer, the President or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Company. The Secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chairman, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

         35. THE TREASURER AND ASSISTANT TREASURERS.
             ---------------------------------------

  The Treasurer shall perform such duties and exercise such powers as may be assigned by the Chief Financial Officer. In the absence or disability of the Chief Financial Officer, the Treasurer shall perform the duties and exercise the powers of the Chief Financial Officer until such time as the Chief Financial Officer is no longer absent or disabled or a new Chief Financial Officer is appointed. The Assistant Treasurer, or if there be more than one, any of the Assistant Treasurers, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board, the Chairman, the Chief Executive Officer, the President, or Treasurer may, from time to time, prescribe.

                                      STOCK
                                      -----

         36. CERTIFICATES.
             -------------

  Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman or the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

         37. CLASSES OF STOCK.
             -----------------

  The designations, powers, preferences and rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

         38. LOST, STOLEN OR DESTROYED CERTIFICATES.
             ---------------------------------------

  The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

         39. RECORD DATES.
             -------------

  (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

                                 INDEMNIFICATION
                                 ---------------

         40. DAMAGES AND EXPENSES.
             ---------------------

  (a) Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation, the Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a Director or officer of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether for profit or not for profit, or anything done or not done by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will (i) be a contract right, (ii) include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of applicable law as then in effect, and (iii) inure to the benefit of the estate, heirs, executors and administrators of any Indemnitee who is or shall become deceased.

         (b) The right of indemnification provided in this By-Law 40 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 40, whether arising from acts or omissions occurring before or after such adoption.

         41. INSURANCE, CONTRACTS AND FUNDING.
             ---------------------------------

  The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 40 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 40 or otherwise and may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 40.

                                     GENERAL
                                     -------

         42. FISCAL YEAR.
             ------------



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

  The fiscal year of the Company will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

         43. SEAL.
             -----

  The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         44. RELIANCE UPON BOOKS, REPORTS AND RECORDS.
             -----------------------------------------

  Each Director, each member of a committee designated by the Board and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

         45. TIME PERIODS.
             -------------

  In applying any provision of these By-Laws that requires that an act be performed or not be performed a specified number of days before or after the occurrence of an event or that an act be performed or not be performed during a period of a specified number of days before or after the occurrence of an event, calendar days will be used unless otherwise specified, the day of the performance of the act will be excluded and the day of the occurrence of the event will be included.

         46. AMENDMENTS.
             -----------

  Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

         47. CERTAIN DEFINED TERMS.
             ----------------------

  Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.


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